UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 6, 2013

International Paper Company

(Exact name of registrant as specified in its charter)

Commission file number 1-3157

New York	13-0872805
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6400 Poplar Avenue, Memphis, Tennessee	38197
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (901) 419-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 7. REGULATION FD.

Item 7.01. Regulation FD Disclosure.

John V. Faraci, Chairman and Chief Executive Officer of International Paper Company (the “Company”), established a Rule 10b5-1 trading plan (the “Trading Plan”) to sell a portion of his holdings of Company common stock as part of his personal financial planning strategy for asset diversification and liquidity. The Trading Plan provides for the sale of up to 120,000 shares of his Company common stock. Planned sales under the Trading Plan will commence no earlier than April 5, 2013, provided that the price of Company stock achieves specified levels. The Trading Plan terminates on the earlier of April 6, 2014, or the completion of all sales contemplated under the Trading Plan.

10b5-1 Plans Generally

The Trading Plan described above was adopted in accordance with guidelines specified in Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Company’s policies regarding transactions in its securities. Rule 10b5-1 permits individuals who are not in possession of material, non-public information at the time the plan is adopted to establish pre-arranged plans to buy or sell Company stock. Once a plan is established, the individual retains no discretion over purchases or sales under the plan, and the transactions are executed through a broker on or after specified dates, whether or not the individual subsequently acquires material, non-public information about the Company.

Any transactions under the Trading Plan described above will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission when due.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Paper Company

Date: March 7, 2013	By:	/s/ SHARON R. RYAN
		Name:	Sharon R. Ryan
		Title:	Senior Vice President, General Counsel and Corporate Secretary

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